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                                                                    EXHIBIT 99.2



                        COLLABORATIVE RESEARCH AGREEMENT

This COLLABORATIVE RESEARCH AGREEMENT (The "Agreement") is entered into as of the Effective Date by and between PFIZER INC, a Delaware corporation, having an office at 235 East 42nd Street, New York, NY 10017 and its Affiliates ("Pfizer"), and ATRIX LABORATORIES, INC. ("ATRIX"), a Delaware corporation, having an office at 2579 Midpoint Drive, Fort Collins, CO 80525-4417. Pfizer and ATRIX are sometimes collectively referred to herein as the "Parties" and individually as a "Party."

WHEREAS, ATRIX has expertise in the development and manufacturing of drug delivery systems and biomaterials, and products using the same for medical, veterinary and dental applications; and

WHEREAS, ATRIX has filed the patent applications described in Exhibit A attached to and made part of this Agreement; and

WHEREAS, the Parties plan to seek patent protection for all Products which make up the subject matter of this Agreement and the License Agreement; and

WHEREAS, the Parties will also execute a License Agreement with respect to the commercialization of the subject matter of this Agreement on the same date that this Agreement is executed; and

WHEREAS, Pfizer has the capability to undertake research for the discovery and evaluation of agents for treatment of disease and also the capability for clinical analysis, manufacturing and marketing with respect to such agents;

NOW, THEREFORE, the Parties agree as follows:

1.       DEFINITIONS. Whenever used in this Agreement, the terms defined in this
         Section 1 shall have the meanings specified. The capitalized terms used in this


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         Agreement and not defined elsewhere in it or in this Section 1 shall have the meanings specified in the License Agreement.

         1.1 "AFFILIATE" means any corporation or other legal entity owning, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or ATRIX; any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by Pfizer or ATRIX or any corporation or other legal entity fifty percent (50%) or more of the voting capital shares or similar voting rights of which is owned, directly or indirectly, by a corporation or other legal entity which owns, directly or indirectly, fifty percent (50%) or more of the voting capital shares or similar voting securities of Pfizer or ATRIX.

         1.2 "AREA" means research or development with respect to delivery systems for Pfizer Compounds.

         1.3 "ATRIGEL(R) SYSTEM" means the biodegradable, polymeric drug delivery system in all embodiments claimed in the "ATRIX Patent Rights".

         1.4 "ATRIX CONFIDENTIAL INFORMATION" means all information about ATRIX or the Program Technology which is disclosed by ATRIX to Pfizer and designated "Confidential" in writing by ATRIX at the time of disclosure to Pfizer to the extent that such information as of the date of disclosure to Pfizer is not (i) known to Pfizer as of the date of disclosure to Pfizer as shown by its prior written records, other than by virtue of a prior confidential disclosure to Pfizer by ATRIX; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of Pfizer; or (iii) obtained from a third party free from any obligation of confidentiality to ATRIX.



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         1.5      "ATRIX PATENT RIGHTS" means all patents set forth in Exhibit A and all patent applications within the ATRIX Technology, whether domestic or foreign, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof.

         1.6 "ATRIX TECHNOLOGY" means all technology, technical information, know-how, expertise and trade secrets owned or controlled by ATRIX as of the Effective Date of this Agreement, that relates to and/or is useful in developing the Atrigel(R) System, the bioerodible mucoadhesive disc (BEMA(TM)) system, the mucoadhesive gel (MCA(TM)) system, the solvent microparticulate (SMP(TM)) system and/or other drug delivery technology owned or controlled by ATRIX.

         1.7 "COMPOUND" means any proprietary compound, its derivatives, metabolites, and intermediates, owned or controlled by Pfizer, that Pfizer provides pursuant to any Research Plan or any Exploratory Development Program Plan.

         1.8 "CONTRACT PERIOD" means the period beginning on the Effective Date and ending on the [ ** ] of said date.

         1.9      "EFFECTIVE DATE" is August 8, 2000.

         1.10 "EXPLORATORY DEVELOPMENT PROGRAM" means the research and development program in the Area commencing upon completion of any Feasibility Program. Each Exploratory Development Program will have its own Exploratory Development Research Plan which will be developed and agreed to by ATRIX and Pfizer



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         1.11     "EXPLORATORY DEVELOPMENT PROGRAM PLAN" means the written plan describing the research, manning, budget, and payment terms in the Area to be carried out by Pfizer and ATRIX during any Exploratory Development Program.

         1.12 "FEASIBILITY PROGRAM" means the initial phase of the Research Program for any Compound in the Area. Each Feasibility Program will have its own Feasibility Program Plan, which will be developed and agreed to by ATRIX and Pfizer.

         1.13 "FEASIBILITY PROGRAM PLAN" means the written plan describing the research, manning, budget, and payment terms in the Area to be carried out by Pfizer and ATRIX during any Feasibility Program.

         1.14 "INVENTIONS" means all patentable inventions, discoveries, improvements or other technological information relating to the Area, which are made or conceived during the term of this Agreement, and as a direct result of either Party's work under the terms of this Agreement. Inventions shall not include any modification, improvement, or discovery relating solely to ATRIX Technology, ATRIX Patent Rights or Program Technology.

         1.15 "LICENSE AGREEMENT" means the License and Royalty Agreement attached to this Agreement as Exhibit C entered into by and between Pfizer and ATRIX as of the Effective Date.

         1.16 "PFIZER CONFIDENTIAL INFORMATION" means all information about Pfizer or the Program Technology which is disclosed by Pfizer to ATRIX and designated "Confidential" in writing by Pfizer at the time of disclosure to ATRIX to the extent that such information is not (i) known to ATRIX as of the date of disclosure to ATRIX as shown by its prior written records,



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                  other than by virtue of a prior confidential disclosure to
                  ATRIX by Pfizer; or (ii) then or thereafter disclosed in published literature, or otherwise generally known to the public through no fault or omission of ATRIX; or (iii) obtained from a third party free from any obligation of confidentiality to Pfizer.

         1.17 "PFIZER PATENT RIGHTS" means all patents and patent applications within the Area, whether domestic or foreign, including all continuations, continuations-in-part, divisions, and renewals, all letters patent granted thereon, and all reissues, re-examinations and extensions thereof. Pfizer Patent Rights include all patents and patent applications claiming any Invention.

         1.18 "PFIZER TECHNOLOGY" means all technology, technical information, know-how, expertise, and trade secrets in the Area owned or controlled by Pfizer as of the Effective Date of this Agreement.

         1.19 "PRODUCT" means a Pfizer Compound in combination with the ATRIX Technology, for use in the treatment of disease states in humans or animals, the manufacture, use, sale, offer for sale or import of which would infringe a Valid Claim within ATRIX Patent Rights or Pfizer Patent Rights if made, used, sold, offered for sale or imported by an unlicensed third party.

         1.20     "PROGRAM TECHNOLOGY" means technology:

                  (a) developed by employees of or consultants to Pfizer or ATRIX solely or jointly with each other during the Contract Period solely in connection with the performance of any Research Program or Exploratory Development Program; or



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                  (b)      acquired by purchase, license, assignment or other
                           means from third parties by ATRIX or Pfizer during the Contract Period solely for use in the performance of any Research Plan or Exploratory Development Program Plan.

         1.21 "RESEARCH PLAN" means the written plan describing the research, manning, budget, and payment terms in the Area to be carried out by Pfizer and ATRIX pursuant to this Agreement. Each Research Plan will be developed and agreed to by ATRIX and Pfizer and it will be attached to and made a part of this Agreement as Exhibit B.

         1.22 "RESEARCH PROGRAM" means the collaborative research program in the Area conducted by Pfizer and ATRIX pursuant to each Research Plan.

         1.23 "TERM" The initial term of this Agreement begins on the Effective Date and will continue until the [ ** ] anniversary of the Effective Date. This Agreement will automatically renew for an [ ** ] upon Pfizer's written notification to ATRIX at least ninety (90) days prior to termination of the initial term, unless ATRIX notifies Pfizer in writing of its intent not to renew the Agreement.

         1.24 "VALID CLAIM" means a claim within Pfizer Patent Rights and ATRIX Patent Rights so long as such claim shall not have been disclaimed by ATRIX (in the case of ATRIX Patent Rights) or by Pfizer (in the case of Pfizer Patent Rights) and shall not have been held invalid in a final decision rendered by a tribunal of competent jurisdiction from which no appeal has been or can be taken.



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2.       COLLABORATIVE RESEARCH PROGRAM.

         2.1      Feasibility Program.

                  2.1.1 Purpose. ATRIX and Pfizer shall conduct the Research Program throughout the Contract Period during which, from time to time, Pfizer may submit a Compound and a proposed Feasibility Program Plan to ATRIX for formulation and feasibility testing. ATRIX and Pfizer will collaborate in feasibility studies defined in the separate Feasibility Program Plans relating to the Area. Pfizer shall have the right to bring forth any Compound it chooses including those Compounds related to human health and animal health programs, provided that the development of such compounds will not cause ATRIX to violate or breach any prior agreement with any third party which is in effect as of the Effective Date.

                  2.1.2 Feasibility Program Plan. Pfizer may, from time to time, propose a Feasibility Program Plan for a Compound. Upon agreement by the Parties, with respect to Feasibility Program Plans for each succeeding Compound, each such plan shall be appended to Exhibit B and made part of this Agreement.

                  2.1.3 Non-Exclusivity. Subject to the provisions of Section 2.2.1, ATRIX agrees that during the Contract Period, Pfizer can propose the addition of any Compound to the Research Program for any indication, without restriction with the exception of the exclusions listed in Exhibit C attached to and made a part of this Agreement; provided, however, that Pfizer shall consider ATRIX's work load with respect to other Compounds previously submitted in determining the timing and number of new Compounds submitted.



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         2.2      Exploratory Development Program

                  2.2.1 Purpose. Pfizer may advance any Compound as formulated in a Feasibility Program ("Formulated Compound") to an Exploratory Development Program. Within sixty (60) days of Pfizer's notification to ATRIX of its intent to advance a Formulated Compound, Pfizer will submit a separate Exploratory Development Plan to ATRIX for each Formulated Compound to be advanced to an Exploratory Development Program.

                  2.2.2 Clinical Supplies. If Pfizer chooses to have clinical supplies of a Formulated Compound manufactured during an Exploratory Development Program, ATRIX shall manufacture such clinical supplies and Pfizer will pay ATRIX [ ** ]

         2.3      Research Committee

                  2.3.1 Purpose. Pfizer and ATRIX shall establish a Research Committee (the "Research Committee"):

                           (a) to review and evaluate progress under each Research Plan;

                           (b)      to prepare Research Plans, and any
                                    amendments to them: and

                           (c) to coordinate and monitor publication of research results obtained from and the exchange of information and materials that relate to the Research Program. (This function shall survive the termination of this Agreement).



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                  2.3.2    Membership. Pfizer and ATRIX each shall appoint, in
                           its sole unfettered discretion, three members to the Research Committee. Substitutes may be appointed at any time. The members initially shall be:

                           Pfizer Appointees:          [ ** ]
                                                       [ ** ]
                                                       [ ** ]

                           ATRIX Appointees:           [ ** ]
                                                       [ ** ]
                                                       [ ** ]

                  2.3.3 Chair. The Research Committee shall be chaired by two co-chairpersons, one appointed by Pfizer and the other appointed by ATRIX.

                  2.3.4 Meetings. The Research Committee shall meet at least quarterly, at places selected by each Party in turn and on dates mutually agreed by the Parties. The location of the first meeting of the Research Committee shall be at ATRIX. Representatives of Pfizer or ATRIX or both, in addition to members of the Research Committee, may attend such meetings at the invitation of either Party.

                  2.3.5 Minutes. The Research Committee shall keep accurate minutes of its deliberations, which record all proposed decisions and all actions recommended or taken. Drafts of the minutes shall be delivered to all Research Committee members within five (5) business days after each meeting. The party choosing the location for the meeting shall be responsible for the preparation



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                           and circulation of the draft minutes. Draft minutes
                           shall be edited by the co-chairpersons and shall be issued in final form only with their approval and agreement.

                  2.3.6 Decisions. All technical decisions of the Research Committee shall be made by consensus. In the event of a deadlock the co-chairpersons shall attempt to resolve the deadlock, but if unsuccessful, shall refer the matter to senior management of ATRIX and Pfizer, respectively, for resolution.

                  2.3.7 Expenses. Pfizer and ATRIX shall each bear all expenses related to the participation of the each Party's designated members of the Research Committee.

         2.4      Reports and Materials.

                  2.4.1 Reports. During the Contract Period, Pfizer and ATRIX each shall furnish to the Research Committee;

                           (a) A summary written report within fifteen (15) days after the end of each quarter as well as at the completion of each Research Plan, commencing on the Effective Date, describing the progress under such Research Plan; and

                           (b)      A comprehensive written report within thirty
                                    (30) days after the end of each year,
                                    describing in detail the work accomplished by it under any Research Plan during the year and discussing and evaluating the results of such work



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                  2.4.2    Materials. ATRIX and Pfizer shall, during the
                           Contract Period, as a matter of course as described in any Research Plan, or upon each other's written or oral request, furnish to each other samples of biochemical, biological or synthetic chemical materials in the Area, provided that such Research Plan provides funding therefore. To the extent that the quantities of materials requested by either Party exceed the quantities set forth in any Research Plan, the requesting party shall reimburse the other party for the reasonable costs of such materials if they are furnished.

         2.5 Laboratory Facilities and Personnel. ATRIX shall provide suitable laboratory facilities, equipment and personnel for the work to be done by ATRIX in carrying out each Research Program.

         2.6 Diligent Efforts. Pfizer and ATRIX each shall use reasonably diligent efforts to achieve the objectives of each Research Program.

3.       FUNDING THE RESEARCH PROGRAM AND OTHER PAYMENTS.

         3.1 Pfizer will pay all costs and expenses of all studies outlined in each Research Plan pursuant this Agreement, including but not limited to research and development expenses, clinical study expenses, and expenses related to the preparation and submission of regulatory filing as directed by the Research Committee.

                  3.1.1 Full Time Equivalent Employee Rate. Atrix will charge Pfizer a full time equivalent employee ("FTE") rate of [ ** ] per FTE per year for the first two years of this Agreement. For ensuing years, Atrix may increase this FTE rate [ ** ], whichever is lower.

                  3.1.2 Capital Expenditure. ATRIX shall give Pfizer reasonable notice of any anticipated capital expenses required to perform tasks



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                           described in each Research Plan including, but not
                           limited to laboratory equipment, renovations of laboratories and expansions of buildings. The Research Committee may make recommendations to Pfizer regarding such capital expenses; however, Pfizer will, at its sole discretion, have the final decision whether to pay for such capital expenses. If Pfizer determines not to pay for such capital expenses, Atrix shall not be obligated to perform its obligations under that Research Plan which necessitate such capital expenses.

                  3.1.3 Additional Payment. Upon approval of any Exploratory Development Plan for an Exploratory Development Program, Pfizer will make a payment to ATRIX in the amount of [ ** .] This payment will be fully creditable against costs and expenses associated with such Exploratory Development Program. If for any reason, ATRIX does not spend the entire amount of such payment, ATRIX shall credit the balance to Pfizer. Pfizer shall pay ATRIX for any expenses incurred by ATRIX in connection with such Exploratory Development Program in excess of such payment within thirty (30) days of Pfizer's receipt and acceptance of ATRIX's invoice.

         3.2 Each payment shall be paid by Pfizer in U.S. currency by wire transfer to an account designated by ATRIX or by other mutually acceptable means.

         3.3 ATRIX shall keep for three (3) years from the conclusion of each year that this Agreement is valid, complete and accurate records of its expenditures and payments received by it. The records shall conform to good accounting principles as applied to a similar company similarly situated. Pfizer shall have the right at its own expense during the term of this Agreement and during the subsequent three-year period to appoint



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                  an independent certified public accountant reasonably
                  acceptable to ATRIX to inspect said records for the sole purpose of verifying that ATRIX has devoted to the Research Program the FTE's required to verify the accuracy of such expenditures, pursuant to each Research Plan. Upon reasonable notice by Pfizer, ATRIX shall make its records available for inspection by the independent certified public accountant during regular business hours at the place or places where such records are customarily kept, for the sole purpose of verifying that ATRIX has devoted to the Research Plan the FTE's required pursuant to each Research Plan. This right of inspection shall not be exercised more than once in any calendar year and not more than once with respect to records covering any specific period of time. All information concerning such expenditures, and all information learned in the course of any audit or inspection, shall be deemed to be ATRIX Confidential Information. The failure of Pfizer to request verification of any expenditure before or during the three-year period shall be considered acceptance by Pfizer of the accuracy of such expenditures, and ATRIX shall have no obligation to maintain any records pertaining to such report or statement beyond such three-year period. The results of such inspection, if any, shall be binding on the Parties; provided that if ATRIX disputes the results of such inspection, the matter shall be referred to an independent firm of certified public accountants chosen by agreement of Pfizer and ATRIX for resolution of such dispute. Any decision by the said firm of independent certified public accountants shall be binding on the Parties.

4.       TREATMENT OF CONFIDENTIAL INFORMATION.

         4.1      CONFIDENTIALITY.

                  4.1.1 Pfizer and ATRIX each recognize that the other's Confidential Information constitutes highly valuable, confidential information. Subject to the terms and conditions of the License Agreement, the



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                           obligations set forth in Section 4.3 and the
                           publication rights set forth in Section 4.2, Pfizer and ATRIX each agree that during the term of this Agreement and for [ ** ] years thereafter, it will keep confidential, and will cause its Affiliates to keep confidential, all ATRIX Confidential Information or Pfizer Confidential Information, as the case may be, that is disclosed to it, or to any of its Affiliates pursuant to this Agreement. Neither Pfizer nor ATRIX nor any of their respective Affiliates shall use such Confidential Information of the other Party except as expressly permitted in this Agreement.

                  4.1.2 Pfizer and ATRIX each agree that any disclosure of the other's Confidential Information to any officer, employee or agent of the other Party or of any of its Affiliates shall be made only if and to the extent necessary to carry out its rights and obligations under this Agreement and shall be limited to the maximum extent possible consistent with such responsibilities. Pfizer and ATRIX each agree not to disclose the other's Confidential Information to any third parties under any circumstance without written permission from the other Party except to the extent necessary to exercise its rights pursuant to this Agreement or to comply with applicable law. Each Party shall take such action, and shall cause its Affiliates to take such action, to preserve the confidentiality of each other's Confidential Information as it would customarily take to preserve the confidentiality of its own Confidential Information. Each Party will return all the Confidential Information disclosed to the other Party pursuant to this Agreement, including all copies and extracts of documents, within sixty (60) days of the request upon the termination of this Agreement except for one (1) copy which may be kept for archival purposes.



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                  4.1.3    ATRIX and Pfizer each represent that all of its
                           employees, and any consultants to such Party, participating in the Research Program who shall have access to Pfizer Confidential Information and ATRIX Confidential Information are bound by agreement to maintain such Confidential Information in confidence.

         4.2 PUBLICATION. Notwithstanding any matter set forth with particularity in this Agreement to the contrary, results obtained in the course of the Research Program may be submitted for publication following scientific review by the Research Committee and subsequent approval by ATRIX's and Pfizer's managements, which approval shall not be unreasonably withheld. After receipt of the proposed publication by both Pfizer's and ATRIX's managements' written approval or disapproval shall be provided within thirty (30) days for a manuscript, within fourteen (14) days for an abstract for presentation at, or inclusion in the proceedings of a scientific meeting, and within fourteen (14) days for a transcript of an oral presentation to be given at a scientific meeting.

         4.3 PUBLICITY. Except as required by law (including disclosure required by applicable federal securities regulations) and the rules of any stock exchange upon which either Party's securities are or may be listed, neither Party may disclose the terms of this Agreement without the prior written consent of the other Party, which consent shall not be unreasonably withheld; provided, however, that, upon execution of this Agreement, Atrix will issue a press release with respect to its contents; and, further provided, that copies of this Agreement may be disclosed in confidence by ATRIX to prospective investors, banks and other sources of financing.

         4.4 DISCLOSURE OF INVENTIONS. Each Party shall promptly inform the other about all Inventions that are conceived, made or developed in the course



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                  of carrying out the Research Program by employees of, or
                  consultants to, either of them solely, or jointly with employees of, or consultants to the other.

         4.5      RESTRICTIONS ON TRANSFERRING MATERIALS.

                  (a) Pfizer and ATRIX recognize that the biological, synthetic chemical and biochemical materials, which are part of Pfizer Technology, Pfizer Patent Rights, ATRIX Technology, Atrix Patent Rights or Program Technology, represent valuable commercial assets. Therefore, subject to the terms and conditions of the License Agreement, throughout the Contract Period and for [ ** ] years thereafter, ATRIX and Pfizer agree not to transfer the materials included in Program Technology and Inventions and, in the case of Pfizer, the materials included in ATRIX Technology and Atrix Patent Rights and, in the case of ATRIX, the materials included in Pfizer Technology and Pfizer Patent Rights to any third party unless (i) prior written, consent for any such transfer is obtained from the other Party to this Agreement, or (ii) such transfer is pursuant to a subcontractor for work related to the Research Program and such subcontractor is obligated to hold such materials in confidence.

5. INTELLECTUAL PROPERTY RIGHTS. The following provisions relate to rights in the intellectual property developed by ATRIX or Pfizer, or both, during the course of carrying out the Research Program.

         5.1      OWNERSHIP. [ ** ]

         5.2      GRANTS OF LICENSES.



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                  5.2.1    ATRIX and Pfizer each grants to the other a
                           nonexclusive, irrevocable, worldwide, royalty-free, perpetual license (the "Research License"), including the right to grant sublicenses to Affiliates, to make and use ATRIX Confidential Information, Pfizer Confidential Information, Inventions, Program Technology, ATRIX Technology, Pfizer Technology, ATRIX Patent Rights, and Pfizer Patent Rights for all research purposes (consistent with the purpose and intent of this Agreement) other than the sale or manufacture for sale of Products or processes.

                  5.2.2 Pfizer grants to ATRIX a nonexclusive, irrevocable, worldwide, royalty-free, perpetual license, including the right to grant sublicenses, to manufacture, use, sell, offer to sale and import products under all Inventions; provided, however, such rights are limited to a license to use, sell, offer for sale and import products with compounds other than the Compounds.

6. ACQUISITION OF RIGHTS FROM THIRD PARTIES. During the Contract Period, ATRIX and Pfizer shall each promptly notify each other of any and all opportunities to acquire in any manner from third parties, technology or patents or information which the Parties mutually agree may be useful in or may relate to the Research Program. In each case, Pfizer and ATRIX shall jointly decide if such rights should be acquired in connection with the Research Program and, if so, whether by ATRIX, Pfizer or both. If acquired such rights shall become part of ATRIX Confidential Information, Pfizer Confidential Information, ATRIX Technology, Pfizer Technology, ATRIX Patent Rights, Pfizer Patent Rights, whichever is appropriate, of the acquiring party or Program Technology, as the case may be. [ ** ]

7. OTHER AGREEMENTS. Concurrently with the execution of this Agreement, ATRIX and Pfizer shall enter into the License Agreement appended to and made part of this Agreement. This Agreement and the License Agreement are the sole



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         agreements with respect to the subject matter and supersede all other agreements and understandings between the Parties with respect to same.

8.       TERM, TERMINATION AND DISENGAGEMENT.

         8.1 EVENTS OF TERMINATION. The following events shall constitute events of termination ("Events of Termination"):

                  (a) any written representation or warranty by ATRIX or Pfizer, or any of their respective officers, made under or in connection with this Agreement shall prove to have been incorrect in any material respect when made and concerning which the declaring Party knew or should have known the correct version.

                  (b) ATRIX or Pfizer shall fail in any material respect to perform or observe any term, covenant or understanding contained in this Agreement or in any of the other documents or instruments delivered pursuant to, or concurrently with, this Agreement, and any such failure shall remain unremedied for sixty (60) days after written notice to the failing Party.

         8.2      TERMINATION.

                  8.2.1 Upon the occurrence of any Event of Termination, the Party not responsible may, by thirty (30) days notice to the other Party, terminate this Agreement.

                  8.2.2    If Pfizer terminates this Agreement pursuant to
                           Section 8.2.1, the License Agreement shall continue according to its terms. If ATRIX terminates this Agreement pursuant to Section 8.2.1, the License Agreement shall terminate immediately.

                  8.2.3 During the Contract Term, Pfizer may discontinue a Research Program described in a Research Plan. The Termination of any Research Plan will not terminate this Agreement.

         8.3      TERMINATION BY PFIZER.

                  8.3.1 After this Agreement has been in effect for a period of thirty (30) months, Pfizer may terminate this Agreement with six (6) months written notice given on or after the last day of the thirtieth month, with or without cause, to ATRIX. If Pfizer terminates this Agreement pursuant to this Section, Pfizer will make the payments, which would otherwise have been due for such six (6) month period; provided, however, if ATRIX has non-cancellable obligations (pursuant to a Research Plan or otherwise as approved pursuant to this Agreement), then any such termination by Pfizer shall not terminate Pfizer's obligations to continue to reimburse or pay ATRIX for such obligations. Such termination shall not terminate Pfizer's right and obligations pursuant to the License Agreement.

         8.4 Termination of this Agreement by either Party, with or without cause, will not terminate such portions of the Research Licenses granted pursuant to Section 5.2. which by their terms extend beyond termination of this Agreement.

         8.5 Termination of this Agreement for any reason shall be without prejudice to:

                  (a) any rights and obligations of the Parties which provides for, by virtue of this Agreement, survival after beyond the Contract Term;

                  (b)      ATRIX's right to receive all payments accrued under
                           Section 3; or

                  (c) any other remedies which either Party may otherwise have.

         8.6 Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination. Except as set forth below or elsewhere in this Agreement, the obligations and rights of the Parties under Articles 3, 4, 5, 6, 8, 11 and 13 shall survive expiration or termination of this Agreement.

         8.7 Within thirty (30) days following the expiration or termination of this Agreement, each Party shall return to the other Party, or destroy, upon the written request of the other Party, any and all Confidential Information of the other Party in its possession and upon a Party's request, such destruction (or delivery) shall be confirmed in writing to such Party by a responsible officer of the other Party. Notwithstanding the provisions of this Section 8.7, either Party may retain one
                  (1) copy of such Confidential Information for the sole purpose of determining its continuing confidentiality obligation to the other Party under this Agreement.

9. REPRESENTATIONS AND WARRANTIES. ATRIX and Pfizer each represents and warrants as follows:

         9.1 It is a corporation duly organized, validly existing and is in good standing under the laws of the State of Delaware, is qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business or the ownership of its properties requires such qualification and has all requisite power and authority, corporate or otherwise, to conduct its business as now being conducted, to own, lease and operate its properties and to execute, deliver and perform this Agreement.

         9.2 The execution, delivery and performance by it of this Agreement have been duly authorized by all necessary corporate action and do not (a) require any consent or approval of its stockholders, (b) violate any provision of any law, rule, regulations, order, writ, judgement, injunctions, decree, determination award presently in effect having applicability to it or any provision of its certificate of incorporation or by-laws, or (c) as of the Effective Date, result in a breach of or constitute a material default under any material agreement, mortgage, lease, license, permit or other instrument or obligation to which it is a Party or by which it or its properties may be bound or affected.

         9.3 This Agreement is a legal, valid and binding obligation of it enforceable against it in accordance with its terms and conditions, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws, from time to time in effect, affecting creditor's rights generally.

         9.4 It is not under any obligation to any person, or entity, contractual or otherwise, that is conflicting or inconsistent in any respect with the terms of this Agreement or that would impede the diligent and complete fulfilment of its obligations.

         9.5 To the best of its knowledge and belief as of the Effective Date, it has good and marketable title to or valid leases or licenses for, all of its properties, rights and assets necessary for the fulfilment of its responsibilities under the Research Program.

10. COVENANTS OF ATRIX AND PFIZER OTHER THAN REPORTING REQUIREMENTS. Throughout the Contract Period, ATRIX and Pfizer each shall:

         10.1 maintain and preserve its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified as a foreign corporation in good standing in each jurisdiction in which such qualification is from time to time necessary or desirable in view of their business and operations or the ownership of their properties.

         10.2 comply in all material respects with the requirements of all applicable laws, rules, regulations and orders of any government authority to the extent necessary to conduct the Research Program, except for those laws, rules, regulations, and orders it may be contesting in good faith.

11. INDEMNIFICATION. Pfizer will indemnify, defend and hold ATRIX and its Affiliates and their respective directors, officers, employees and agents (the "ATRIX Indemnitees") harmless from and against any damages, liabilities, settlements, costs, legal fees and other expenses incurred in connection with a claim against the ATRIX Indemnitees based on any action or omission of Pfizer, its agents or employees related to the obligations of Pfizer under this Agreement; provided, however, that the foregoing shall not apply (i) if the claim is found in a final judgement to be based upon the negligence, recklessness or wilful misconduct of ATRIX, or (ii) if ATRIX fails to give Pfizer prompt notice of any claim it receives within fifteen (15) days of such receipt and such failure materially prejudices Pfizer with respect to any claim or action to which Pfizer's obligation pursuant to this Section applies. Pfizer, in its sole discretion, shall choose legal counsel, shall control the defense of such claim or action and shall have the right to settle same on such terms and conditions it deems advisable; provided, however, Pfizer shall obtain ATRIX's prior written consent to such part of any settlement which contemplates payment or other action by ATRIX or has a material adverse effect on ATRIX's business (which material adverse effect shall include but not be limited to, an admission by the ATRIX Indemnitees of any issue, fact, allegation or any other aspect of the claim being settled); provided, further, that an ATRIX Indemnitee shall have the right to retain its own counsel, if representation of such ATRIX Indemnitee by the counsel retained by Pfizer would be inappropriate due to actual or potential differing interests between Pfizer and any other Party represented by such counsel in such proceeding.

12. NOTICES. All notices shall be in writing mailed via certified mail, return receipt requested, courier, or facsimile transmission addressed as follow, or to such other address as may be designated from time to time:

         If to Pfizer:               Pfizer Global Research & Development
                                     Eastern Point Road
                                     Groton, CT  06340
                                     Attn:  Executive Vice President, SOM
                                     Cc: Asst. General Counsel

         If to ATRIX:                To ATRIX at its address as set forth in
                                     the beginning of this Agreement.
                                     Attn:  Charles P. Cox, PhD., MBA, Vice
                                     President, New Business Development

         with copy to:               Morrison & Foerster LLP
                                     5200 Republic Plaza
                                     370 Seventeenth Street
                                     Denver, CO 80202-5638
                                     Attn:  Warren L. Troupe, Esq.

Either Party may by like notice specify or change an address to which notices and communications shall thereafter be sent. Notices sent by facsimile, computer mail or other electronic means shall be effective upon confirmation of receipt, notices sent by mail or overnight delivery service shall be effective upon receipt, and notices given personally shall be effective when delivered.

13.      MISCELLANEOUS.

         13.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         13.2 BINDING EFFECT. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, successors and permitted assigns.

         13.3 HEADINGS. Paragraph headings are inserted for convenience of reference only and do not form a part of this Agreement.

         13.4 COUNTERPARTS. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original.

         13.5 AMENDMENT; WAIVER. This Agreement may be amended, modified, superseded or cancelled, and any of the terms may be waived, only by a written instrument executed by each Party or, in the case of waiver, by the Party or Parties waiving compliance. The delay or failure of any Party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any Party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

         13.6 NO THIRD PARTY BENEFICIARIES. No third party, including any employee of any Party to this Agreement, shall have or acquire any rights by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the Parties partners with each other or any third party.

         13.7 ASSIGNMENT AND SUCCESSORS. This Agreement may not be assigned by either Party, except that each Party may assign this Agreement and the rights and interests of such Party, in whole or in part, to any of its

                  Affiliates, any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporations.

         13.8 FORCE MAJEURE. Neither Pfizer nor ATRIX shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes reasonably beyond the control of Pfizer or ATRIX; provided that the Party whose performance is delayed or prevented shall continue to use good faith diligent efforts to mitigate, avoid or end such delay or failure in performance as soon as practicable.

         13.9 SEVERABILITY. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

         13.10 COMPLIANCE WITH LAW. In exercising their rights under this Agreement, the Parties shall fully comply with the requirements of any and all applicable laws, regulations, rules and orders of any governmental body having jurisdiction over the exercise of rights under this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.


             PFIZER INC                        ATRIX LABORATORIES, INC.

By /s/ George M. Milne, Jr.             By /s/ David R. Bethune
   ---------------------------             ------------------------------

Name:  George M. Milne, Jr.             Name: David R. Bethune

Title: Senior Vice President            Title: Chairman and Chief Executive
                                               Officer


cc:      Pfizer Inc, Legal Division, Groton, CT 06340

                                    EXHIBIT A

                               ATRIX PATENT RIGHTS

[ ** ]

                                    EXHIBIT B

                                  RESEARCH PLAN

                                    EXHIBIT C

                                   EXCLUSIONS

[ ** ]



                                       C-1